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                                                                     Exhibit 4.2


                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 27, 1999, among Trivest Furniture Corporation, a Florida corporation (the "Temporary Survivor"), WinsLoew Furniture, Inc., a Florida corporation (the "Company"), Winston Furniture Company of Alabama, Inc., an Alabama corporation ("Winston"), Loewenstein Furniture Company, a Florida corporation ("Loewenstein"), Winston Properties, Inc., an Alabama corporation ("WPI"), Texacraft, Inc., a Texas corporation ("Texacraft"), Tropic Craft, Inc., a Florida corporation ("Tropic Craft"), and Pompeii Furniture Co., Inc., a Florida corporation ("Pompeii" and together with Winston, Loewenstein, WPI, Texacraft and Tropic Craft, the "Guarantors"), all of which are direct or indirect, wholly-owned subsidiaries of the Company, and American Stock Transfer & Trust Company, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH:

                  WHEREAS, WinsLoew Escrow Corp., a Florida corporation (the "Predecessor") has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 24, 1999 providing for the issuance of an aggregate principal amount at maturity of $105.0 million of 12 3/4% Senior Subordinated Notes due 2007 (the "Notes"); and

                  WHEREAS, Article 5 of the Indenture provides that upon the occurrence of certain mergers, consolidations and sales of all or substantially all of the assets of the Predecessor, the surviving entity or purchasers may assume the obligations under the Indenture and the Notes by executing and delivering to the Trustee a supplemental indenture pursuant to which the surviving entity shall assume all of the Predecessor's Obligations under the Notes and the Indenture; and

                  WHEREAS, pursuant to that certain Agreement and Plan of Merger, adopted by Predecessor and Temporary Survivor, Predecessor has merged with and into Temporary Survivor, with Temporary Survivor being the surviving corporation (the "Short Form Merger"); and

                  WHEREAS, pursuant to that certain Second Amended and Restated Agreement and Plan of Merger, dated as of May 4, 1999, by and between Temporary Survivor and the Company, Temporary Survivor has merged with and into the Company, with the Company being the surviving corporation (the "Merger"); and

                  WHEREAS, all of the conditions of Section 5.01 under the Indenture have been satisfied; and

                  WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Company's Obligations

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under the Notes and the Indenture on the terms and conditions set forth herein
(the "Note Guarantee"); and

                  WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Temporary Survivor, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:


1. Capitalized Terms. Capitalized Terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Assumption of Obligations. Each of Temporary Survivor, as a result and in contemplation of the consummation of the Short Form Merger, and the Company, as a result and in contemplation of the Merger, hereby agrees to assume all of the Obligations of the Predecessor and Temporary Survivor, respectively, under the Notes and the Indenture in accordance with the provisions of Section 5.01 of the Indenture and agree to be substituted as the successor corporation to each of the Predecessor and Temporary Survivor, respectively, in accordance with the provisions of Section 5.02 of the Indenture.

3.   Agreement to Guarantee. Each Guarantor hereby agrees as follows:


     3.1. Along with all Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

         3.1.1. the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of to the extent and interest and Liquidation Damages, if any, on the Notes to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Indenture shall be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture;

         3.1.2. in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when

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                  due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

     3.2. The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     3.3. The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

     3.4. This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

     3.5. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     3.6. Such Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     3.7. As between the Guarantors, on the one hand, the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article

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         6 of the Indenture, such obligations (whether or not due and payable)
         shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

     3.8. The Guarantors shall have the right to seek contribution from non-paying Guarantors so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

     3.9. Notwithstanding the foregoing, in the event that this Note Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under this Supplemental Indenture and its Note Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

    3.10. Notwithstanding anything to the contrary herein, all obligations of each Guarantor hereunder shall be subordinated to the prior payment of Senior Indebtedness to the same extant that the Notes are subordinated pursuant to Article 11 of the Indenture.

4. Execution and Delivery. Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

5.   Guarantors May Consolidate, Etc. on Certain Terms.

     5.1. Except as provided in Section 6.1 hereof, each Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

         5.1.1. subject to Section 6.1 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

         5.1.2. immediately after giving effect to such transaction, no Default or Event of Default exists.


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     5.2. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     5.3. Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding subparagraphs 5.1.1 and 5.1.2 above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.


6.   Releases.

     6.1. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under this Supplemental Indenture and its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

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     6.2. Any Guarantor not released from its obligations under its Note
          Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in the Indenture.

7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.


                            [SIGNATURE PAGES FOLLOW]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                  Dated:   August 27, 1999
                           TRIVEST FURNITURE CORPORATION



                           By:      /s/ Vincent A. Tortorici, Jr.
                             --------------------------------------------------
                           Name: Vincent A. Tortorici, Jr.
                           Title: Vice President and Chief Financial Officer


                           WINSLOEW FURNITURE, INC.


                           By:      /s/ Vincent A. Tortorici, Jr.
                             --------------------------------------------------
                           Name: Vincent A. Tortorici, Jr.
                           Title: Vice President, Treasurer and Chief Financial
                                    Officer

                           WINSTON FURNITURE COMPANY OF ALABAMA, INC.


                           By:      /s/ Vincent A. Tortorici, Jr.
                             --------------------------------------------------
                           Name: Vincent A. Tortorici, Jr.
                           Title: Vice President-Finance & Administration,
                                   Treasurer and Chief Financial Officer


                           LOEWENSTEIN, INC.



                           By:      /s/ Vincent A. Tortorici, Jr.
                              -------------------------------------------------
                           Name: Vincent A. Tortorici, Jr.
                           Title: Vice President and Treasurer


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                           WINSTON PROPERTIES, INC.


                           By:      /s/ Vincent A. Tortorici, Jr.
                              -------------------------------------------------
                           Name: Vincent A. Tortorici, Jr.
                           Title: Vice President and Treasurer


                           TEXACRAFT, INC.


                           By:      /s/ Vincent A. Tortorici, Jr.
                              -------------------------------------------------
                           Name: Vincent A. Tortorici, Jr.
                           Title: Vice President and Treasurer


                           TROPIC CRAFT, INC.


                           By:      /s/ Vincent A. Tortorici, Jr.
                              -------------------------------------------------
                           Name: Vincent A. Tortorici, Jr.
                           Title: Vice President-Finance and Treasurer


                           POMPEII FURNITURE CO., INC.


                           By:      /s/ Vincent A. Tortorici, Jr.
                              -------------------------------------------------
                           Name: Vincent A. Tortorici, Jr.
                           Title: Treasurer and Chief Financial Officer


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                           AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

                           By:      /s/ Herbert J. Lemmer
                              -------------------------------------------------
                           Name: Herbert J. Lemmer
                           Title: Vice President



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